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                                                                    Exhibit 11.1

                          WIRELESS TELECOM GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS


                                                For the year ended December 31, 1997
                                            ----------------------------------------------
                                                                                 Per Share
                                                Income          Shares             Amount
                                                ------          ------           ---------
Net income from operations                    $7,944,873
                                              ==========

BASIC EPS
Income available to common shareholders        7,944,873      17,438,834            $.46
                                                                                    ====
EFFECT OF DILUTIVE SECURITIES
Stock options                                         --         347,048
                                              ----------      ----------

DILUTED EPS
Income available to common
  shareholders plus assumed conversions       $7,944,873      17,785,882            $.45
                                              ==========      ==========            ====

                                                For the year ended December 31, 1996
                                            ----------------------------------------------
                                                                                 Per Share
                                                Income          Shares             Amount
                                                ------          ------           ---------

Net income from operations                    $7,450,457
                                              ==========
BASIC EPS
Income available to common shareholders        7,450,457      17,334,750            $.43
                                                                                    ====

EFFECT OF DILUTIVE SECURITIES
Stock options                                         --         400,257
                                              ----------      ----------
DILUTED EPS
Income available to common
  shareholders plus assumed conversions       $7,450,457      17,735,007            $.42
                                              ==========      ==========            ====


                                                For the year ended December 31, 1995
                                            ----------------------------------------------
                                                                                 Per Share
                                                Income          Shares             Amount
                                                ------          ------           ---------
Net income from operations                    $5,050,708
                                              ==========

BASIC EPS
Income available to common shareholders        5,050,708      17,101,928            $.30
                                                                                    ====

EFFECT OF DILUTIVE SECURITIES
Stock options                                        --          408,610
                                              ----------      ----------
DILUTED EPS
Income available to common
  shareholders plus assumed conversions       $5,050,708      17,510,538            $.29
                                              ==========      ==========            ====


                                      -19-

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